Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Bank Mutual Corporation and the effectiveness of Bank Mutual Corporation’s internal control over financial reporting dated March 7, 2014, appearing in the Annual Report on Form 10-K of Bank Mutual Corporation for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

May 29, 2014